WRITTEN STATEMENT OF THE VICE PRESIDENT,
                     CHIEF FINANCIAL OFFICER, SECRETARY AND
                    TREASURER PURSUANT TO 18 U.S.C. SS. 1350


Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Vice President, Chief Financial Officer, Secretary and Treasurer of Badger Paper Mills, Inc., which administers the Badger Paper Mills, Inc. Profit Sharing Plan and Trust for Union Employees (the "Plan"), hereby certify, based on my knowledge, that the Annual Report on Form 11-K relating to the Plan for the year ended December 31, 2002 (the "Report") fully complies with the requirements of
Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Plan.


/s/ William H. Peters
--------------------------------
William H. Peters
June 26, 2003


A signed original of this written statement required by Section 906 has been provided to Badger Paper Mills, Inc. and will be retained by Badger Paper Mills, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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